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                                                                      EXHIBIT 23





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 8, 1997, included in the Centex Construction Products, Inc. (the "Company") annual report to stockholders. We also hereby consent to the incorporation by reference of our report dated May 8, 1997, into the Company's previously filed registration statements on Form S-8 (No. 33-82820; No. 33-82928; No. 33-84394) and to all
references to our firm included in these registration statements.


ARTHUR ANDERSEN, LLP


Dallas, Texas,
   June 25, 1997